Exhibit 99.1

BUNKER HILL FILES UPDATED PEA TECHNICAL REPORT
AND PROVIDES MINE RESTART PROJECT UPDATE

TORONTO, Nov 3, 2021 – Bunker Hill Mining Corp. (the “Company”) (CSE: BNKR, OTCQB: BHLL) is pleased to announce the filing of an updated independent Preliminary Economic Assessment (“PEA”) for the restart of the Bunker Hill Mine in the world-class Silver Valley region of Idaho, USA, and to provide a mine restart project update.

HIGHLIGHTS:

●	NI 43-101 compliant technical report filed for updated PEA announced on September 20, 2021
●	Updated PEA contemplates materially improved financial returns from prior PEA: $143M NPV (+42% increase), 35% IRR, 2.6-year payback, $25M annual average FCF (+28% increase) at $1.15/lb Zn, $0.90/lb Pb, $20/oz Ag
●	Restart plan continues to be refined through progression of engineering, design, test-work and trade-off studies in support of the on-going project financing process, to support a construction decision by the end of Q1 2022
●	Critical workstreams include infrastructure engineering, mine plan optimization, metallurgical test work, geotechnical assessment, and preliminary process plant, paste and tailings engineering

Sam Ash, CEO of Bunker Hill Mining, stated: “Building upon the work included within the updated PEA, and concurrent with our project finance process, we continue to advance engineering studies and mine planning sufficient to support a construction decision by the end of the first quarter of 2022. We remain focused on the sustainable restart of the mine and look forward to providing regular updates on these workstreams over the next few months”.

TECHNICAL REPORT FILED

The report, dated November 3, 2021 and entitled “Technical Report and Preliminary Economic Assessment For Underground Milling and Concentration of Lead, Silver and Zinc at the Bunker Hill Mine”, was prepared in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”).

Bunker Hill’s news release dated September 20, 2021 (entitled “Bunker Hill Announces Updated PEA: 42% Increase in NPV to $143M, 29% Decrease in AISC, 41% Increase in FCF Over Extended 11 Year Mine Life”) summarizes key results, assumptions and estimates contained in the updated PEA. The Company is pleased to report there are no material differences between the key results, assumptions and estimates contained in the updated PEA and this news release.

The updated PEA is available on the Company’s website at www.bunkerhillmining.com and has been filed on SEDAR under the Company’s issuer profile at www.sedar.com.

RESTART PROJECT UPDATE

The Company’s highest priority remains the sustainable and phased restart of the mine as the first step in unlocking the value of its mineral endowment. To that end, and concurrent with its on-going project finance process, it continues to advance its technical workstreams to a level of detail sufficient to enable a construction decision by the end of the first quarter of 2022. This includes optimizing the mine design, concluding metallurgical and other test work to allow finalization of process plant, paste and tailings engineering, geotechnical studies and various other trade-off studies.

The engineering and optimization of the mine design and its supporting infrastructure is being led by MineTech USA (“Minetech”), representing a continuation of their work on the updated PEA. Guided by a clearer understanding of efficiencies realized by the shift to the long-hole open stoping mining method, MineTech’s efforts are now focused on further optimizing production schedules, increasing stoping dimensions, and completing detailed engineering designs to support the restart of mining.

Golder Associates Inc. has been retained to conduct detailed geotechnical assessments of key areas of the mine with a specific focus on increasing stope dimensions to achieve higher mining productivities.

Metallurgical test work is being conducted by Resource Development Inc. to finalize process flow and confirm metallurgical recoveries, and the Company expects results by the beginning of the first quarter of 2022.

Paterson & Cooke has been engaged to conduct detailed engineering on underground tailings deposition and geotechnical backfill, and paste plant design.

Full engineering of the in-mine water treatment system is expected to progress to 60% completion over the course of the month of November 2021. This system will allow Bunker Hill Mine to fully comply with Idaho Pollutant Discharge Elimination System discharge standards.

Commercial discussions for the potential acquisition of a process plant continue to advance, which the Company expects to conclude by the end of 2021. Discussions with multiple parties are also underway to award an Engineering, Procurement and Construction Management contract to support completion of process plant construction, once a process plant is acquired.

QUALIFIED PERSON

MineTech developed the mine infrastructure, capital expenditures and operating expenditures related portions of the PEA, as well as portions of the mine plan and operating schedules in coordination with RDA and Pro Solv Consulting, LLC. Robert Todd, P.E. is a Principal of MineTech, a registered engineer in Idaho, consultant to the Company and an independent “qualified person” as defined by NI 43-101.

Mr. Scott E. Wilson, CPG, President of RDA and a consultant to the Company, is an independent “qualified person” as defined by NI 43-101 and is acting as the qualified person for the Company. He has reviewed and approved the technical information summarized in this news release.

The qualified persons have verified the information disclosed herein, including the sampling, preparation, security and analytical procedures underlying such information, and are not aware of any significant risks and uncertainties that could be expected to affect the reliability or confidence in the information discussed herein.

ABOUT BUNKER HILL MINING CORP.

Under new Idaho-based leadership the Bunker Hill Mining Corp, intends to sustainably restart and develop the Bunker Hill Mine as the first step in consolidating a portfolio of North American precious-metal assets with a focus on silver. Information about the Company is available on its website, www.bunkerhillmining.com, or within the SEDAR and EDGAR databases.

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ABOUT BUNKER HILL MINING CORP.

Under new Idaho-based leadership the Bunker Hill Mining Corp, intends to sustainably restart and develop the Bunker Hill Mine as the first step in consolidating a portfolio of North American precious-metal assets with a focus on silver. Information about the Company is available on its website, www.bunkerhillmining.com, or within the SEDAR and EDGAR databases.

For additional information contact:

David Wiens, CFA

CFO & Corporate Secretary

+1 208 370 3665

ir@bunkerhillmining.com

CAUTIONARY STATEMENTS

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Although these statements are based on information currently available to the Company, the Company provides no assurance that actual results will meet management’s expectations. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. Forward looking information in this news release includes, but is not limited to, the Company’s intentions regarding its objectives, goals or future plans and statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to: the ability to predict and counteract the effects of COVID-19 on the business of the Company, including but not limited to the effects of COVID-19 on the price of commodities, capital market conditions, restriction on labour and international travel and supply chains; failure to identify mineral resources; failure to convert estimated mineral resources to reserves; the inability to complete a feasibility study which recommends a production decision; the preliminary nature of metallurgical test results; the Company’s ability to restart and develop the Bunker Hill Mine and the risks of not basing a production decision on a feasibility study of mineral reserves demonstrating economic and technical viability, resulting in increased uncertainty due to multiple technical and economic risks of failure which are associated with this production decision including, among others, areas that are analyzed in more detail in a feasibility study, such as applying economic analysis to resources and reserves, more detailed metallurgy and a number of specialized studies in areas such as mining and recovery methods, market analysis, and environmental and community impacts and, as a result, there may be an increased uncertainty of achieving any particular level of recovery of minerals or the cost of such recovery, including increased risks associated with developing a commercially mineable deposit with no guarantee that production will begin as anticipated or at all or that anticipated production costs will be achieved; failure to commence production would have a material adverse impact on the Company’s ability to generate revenue and cash flow to fund operations; failure to achieve the anticipated production costs would have a material adverse impact on the Company’s cash flow and future profitability; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; political risks; changes in equity markets; uncertainties relating to the availability and costs of financing needed in the future; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing, including the ability of the Company to complete the payments to the Lessor and the U.S. EPA pursuant to the terms of the agreement to acquire the Bunker Hill Mine Complex; inflation; changes in exchange rates; fluctuations in commodity prices; delays in the development of projects; capital, operating and reclamation costs varying significantly from estimates and the other risks involved in the mineral exploration and development industry; the cost, timing and ability to implement ESG initiatives which may not be technically successful or economically viable; and those risks set out in the Company’s public documents filed on SEDAR. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.